Exhibit 97.1

Policy Name:	Senior Executive Recoupment Policy
Department/Group:	Law and Compliance
Policy Scope	Covered Officers (as defined below)
Effective Date	July 24, 2023
Pages	Page 1 of 4

I.PURPOSE

The Board of Directors of Ingevity Corporation (the “Company”) hereby adopts this policy (the “Policy”) providing for the Company’s ability to recoup some or all of the incentive compensation paid to Covered Officers (as defined below) under certain circumstances, all as more fully set forth herein.

II.EFFECTIVE DATE
This Policy shall apply to all Incentive Compensation (as defined below) paid or awarded on or after the Effective Date stated above.
III.DEFINITIONS
The following terms shall have the meanings set forth below:
“Act” means the Securities and Exchange Act of 1934, as from time to time amended.
“Board” means the Board of Directors of the Company, or such committee or subcommittee of the Board as may from time to time be designated by the Board.
“Covered Officers” means the Company’s current and former executive officers as determined by the Board in accordance with Section 10D of the Act, including persons designated by the Board as officers for purposes of Section 16 of the Act, as amended. A former executive officer will be a “Covered Officer” for purposes of this Policy if such person served as an executive officer during the three-year period immediately preceding a Restatement and received Incentive Compensation during such time.
“Financial Reporting Measures” are those financial measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measures derived in whole or in part from such financial information.

“Incentive Compensation” shall mean any of the following types of compensation, provided that such compensation is earned, awarded or vested in whole or in part contingent upon the Company’s achievement of Financial Reporting Measures: bonuses or awards and other short- and long-term cash incentives, stock options, restricted stock units, performance stock units, and any awards granted under the Company’s 2016 Omnibus Incentive Plan, as amended from time to time (the “2016 Plan”). For the avoidance of doubt, “Incentive Compensation” does not include cash or equity-based bonuses or awards (including but not limited to stock options) that are solely time-based in nature and not based on Financial Reporting Measures.
“Restatement” means an accounting restatement of the Company’s previously issued financial statements due to its material noncompliance with any financial reporting requirement under securities laws (i) to correct an error that is material to the previously issued financial statement; or (ii) to correct an error that is

Exhibit 97.1
not material to the previously issued financial statement, but that would result in a material misstatement if the error is corrected in the current period or is left uncorrected.
“SEC” means the U.S. Securities and Exchange Commission.
IV.RECOUPMENT

In the event of a Restatement of the Company’s financial statements filed with the SEC, the Company’s Board will require reimbursement or forfeiture of any Incentive Compensation that was received by a Covered Officer during the three years immediately preceding the date on which the Company is required to prepare the Restatement to the extent such Incentive Compensation was based in whole or in part on the apparent achievement of Financial Reporting Measures that were determined by reference to the originally filed financial information, but which financial results were not achieved under the Company’s restated results.

Notwithstanding the foregoing, the Board shall not seek to, or recover, any excess Incentive Compensation in accordance with this Policy if such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Act and the listing standards of the New York Stock Exchange.
If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Officer directly from the information in the Restatement, then it will make its determination based on a reasonable estimate of the effect of the Restatement.

The Board may consider such factors as it shall determine relevant in determining the appropriate recoupment from a Covered Officer and the means of recovery. The Board may seek recoupment from any of the following sources in its discretion and as permitted by applicable law: future payments of Incentive Compensation, recovery of gain realized on the vesting, exercise, settlement, sale or other disposition of equity-based awards, cancellation of outstanding equity awards, future equity awards, direct repayment, and another other remedial and recovery action permitted by law.
V.MISCELLANEOUS

A.This Policy does not apply to Restatements that the Board determines are required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard or caused by the Company’s decision to change an accounting policy or practice as permitted by applicable law.

B.The Company shall not indemnify any Covered Officer against the loss of any incorrectly awarded Incentive Compensation.

C.The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Act and any applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company's securities are listed.

D.Notwithstanding anything herein to the contrary, except to the extent inconsistent with Section 10D of the Act, this Policy does not supersede any provision of the 2016 Plan or any grant or award made under the Plan, including the remedies available to the Company in the event of a violation of any Restrictive Covenants that may be set forth in any grant or award under the 2016 Plan. Further, any recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company under the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company under applicable law, including without limitation (i) the dismissal of a Covered Officer, (ii) the adjustment of future compensation payable to a Covered Officer, or (iii) the authorization of any legal or other action to enforce a Covered Officer’s obligations to the Company as the Board may deem appropriate in its judgment.

Exhibit 97.1
E.If any portion of this Policy, or the application hereof, is construed to be invalid or unenforceable, the other portions of the Policy or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portion to the fullest extent possible.

Exhibit 97.1
Senior Executive Recoupment Policy
Acknowledgment Form

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Company’s Senior Executive Recoupment Policy, as may be amended from time to time (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form have the meaning set forth in the Policy.
By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy both during and after the undersigned’s employment with the Company and that the terms of the Policy are hereby incorporated by reference in any agreement, plan or arrangement providing for payment of Incentive Compensation to any Covered Executive. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning or repaying any Incentive Compensation to the Company to the extent required by, and in a manner permitted by, the Policy.

Signature

Printed Name
,20
Dated